UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported):    April 28, 2014

              Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including Zip code)

  (608) 364-8800
(Registrant’s telephone number)

  Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 28, 2014, Regal Beloit Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) for the purposes of (i) electing three Class C Directors for terms expiring at the 2017 Annual Meeting of Shareholders; (ii) holding a shareholder advisory vote on the compensation of the Company’s named executive officers; and (iii) ratifying the selection of Deloitte & Touche LLP as the independent auditors for the Company for the year ending January 3, 2015.
As of the March 5, 2014 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 45,106,563 shares of the Company’s common stock were outstanding and eligible to vote. A total of 42,679,816 shares were voted in person or by proxy at the Annual Meeting.
The following are the final votes on the matters presented for approval at the Annual Meeting:

Election of Directors:

Name	For	Against	Abstain	Broker Non-Votes
Thomas J. Fisher	40,147,031	986,443	105,493	1,440,849
Rakesh Sachdev	40,011,196	1,119,806	107,965	1,440,849
Jane L. Warner	40,638,224	497,085	103,658	1,440,849

Advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
37,697,423	3,376,363	165,181	1,440,849
Ratification of the selection of Deloitte & Touche LLP as the independent auditors for 2014:

For	Against	Abstain
41,868,686	689,031	122,099

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REGAL BELOIT CORPORATION

Date: May 1, 2014                     By: /s/ Peter C. Underwood
Peter C. Underwood
Vice President, General Counsel and Secretary